SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                        October 27, 1997


    AMRESCO Residential Securities Corporation on behalf of:

 AMRESCO Residential Securities Corporation Mortgage Loan Trust
                             1997-1
     (Exact name of registrant as specified in its charter)






          New York             333-8687-08  Application Pending
(State or Other Jurisdiction   (Commission    (I.R.S. Employer
      of Incorporation)       File Number)  Identification No.)

  c/o The Bank of New York
   101 Barklay Street, 12E
        New York, NY                               10286
    (Address of Principal                        (Zip Code)
     Executive Offices)

Registrant's telephone number, including area code (909) 605-7600

                            No Change
  (Former name or former address, if changed since last report)


Item 5.   Other Events.
        Information relating to the distributions to Certificateholders for the period from September 1, 1997 to September 30, 1997 (the "Monthly Period") of the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-1 (the "Registrant" or "Trust") in respect of the Mortgage Loan Asset Backed Certificates, Series 1997-1, Class A (the "Certificates") issued by the Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of mortgage loans, and the subordinated amount remaining), together with certain other information relating to the Certificates, is contained in the Monthly Report for the Monthly Period provided to Certificateholders pursuant to the Pooling and Servicing Agreement dated as of March 1, 1997, among AMRESCO Residential Securities Corporation in its capacity as Depositor, AMRESCO Residential Mortgage Corporation in its capacity as the Seller, Advanta Mortgage Corp. USA, Long Beach Mortgage Company and Option One Mortgage Corporation as the
Servicers, and The Bank of New York, in its capacity as the trustee.


Item 7.   Exhibit.

      Monthly Report for the Monthly Period relating to the Certificates issued by the Trust.


                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          By:    AMRESCO  Residential  Securities
                                 Corporation
                                 Mortgage Loan Trust 1997-1

                          By: /s/Ron B. Kirkland
                             Name:      Ron B. Kirkland
                             Title:     Vice President and
                                        Chief Accounting Officer



Dated:  October 31, 1997